Exhibit 3.1


ROSS MILLER                   STATE OF NEVADA          SCOTT W. ANDERSON
Secretary of State             OFFICE OF THE           Deputy Secretary
                             SECRETARY OF STATE        for Commercial Recordings


                             FILING ACKNOWLEDGEMENT

                                                                    May 15, 2007

Job Number                    Corporation Number
C20070515-1379                E0430602006-2


                              Document Filing
Filing Description            Number                  Date/Time of Filing
Amendment                     20070337098-59          May 15, 2007  11:37:51 AM


Corporation Name                             Resident Agent
MARKETING ACQUISITION                        CORPORATION TRUST COMPANY OF
CORPORATION                                  NEVADA


The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.


                                        Respectfully,


                                        /s/ Ross Miller

                                        ROSS MILLER
                                        Secretary of State




                         Commercial Recording Division
                              202 N. Carson Street
                         Carson City, Nevada 89701-4069
                            Telephone (775) 684-5708
                               Fax (775) 684-7138

ROSS MILLER
Secretary of State                                        Document Number
254 Norht Carson Street, Ste 1                            20070337098-59
Carson City, Nevada 89701-4299                            Filing Date and Time
(776) 684 5706                                            05/15/2007 11:37 AM
Website:  secretaryofstate.biz                            Entity#
                                                          E0430602006-2
Certificate of Amendment                                  Filed in the office of
(Pursuant to NRS 78.380)                                  /s/ Ross Miller
                                                          Ross Miller
                                                          Secretary of State
                                                          State of Nevada

                                              ABOVE SPACE IS FOR OFFICE USE ONLY

              Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of Corporation:

Marketing Acquisition Corporation

2. The articles have been amended as follows (provide article numbers, if available):

On the effective date of this Amendment, the Corporation shall effect a reverse split in its issued and outstanding shares of Common Stock so that the 84,033,600 shares currently issued and outstanding shall be reverse split, or consolidated, on a 1-for-48 basis, and stockholders shall receive on share of the Corporation's post-split Common Stock, $0.001 par value, for each 48 shares of Common Stock, $0.001 par value, held by them prior to the reverse split. No Stockholder shall receive less than 100 shares of the Corporation's common stock, as a result of such reverse stock split. No scrip or fractional shares will be issued in connection with the reverse split and any fractional interests will be rounded up to the nearest whole share. The reverse split will not result in any modification of the rights of stockholders, and will have no effect on the stockholders' equity in the Corporation except for a transfer from shared capital to additional paid-in capital. All shares returned to the Corporation as a result of the reverse split will be canceled and returned to the status of authorized and unissued shares. Except as specifically provided herein, the Corporation's Articles of Incorporation shall remain unmodified and shall continue in full force and effect.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 71.4% of the voting power

4. Effective date of filing (optional): 5/17/07 (must be no later than 90 days after the certificate is filed)


5. Officer Signature (Required)  /s/ TPH
                                ------------------------------
* If any proposed amendment would alter or change any preferences or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote. In addition to the affirmative vote otherwise required of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.